SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 16, 2007

Diomed Holdings, Inc.

Delaware (State or other jurisdiction of incorporation)	000-32045 (Commission File Number)	84-1480636 (IRS Employer Identification No.)

1 Dundee Park Andover, MA (Address of Principal Executive Offices)	01810 (Zip Code)

Registrant’s telephone number, including area code: (978-475-7771)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On March 16, 2007, the compensation committee of the Board of Directors of Diomed Holdings, Inc. approved the following management incentive program payments to Diomed’s executive officers earned during the year ended December 31, 2006 in accordance with management incentive agreements:

Name and Title	2006 Program Payments
James Wylie, Chief Executive Officer	$98,703
David Swank, Chief Financial Officer	$40,000
Cary Paulette, VP - North American Sales	$40,862
John Welch, VP - North American Marketing	$23,896
Christopher Geberth, VP - Finance	$27,545
William Allan, VP - Operations, Diomed Ltd.	$10,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diomed Holdings, Inc.
(Registrant)

Date: March 21, 2007	By:	/s/ DAVID B. SWANK.
Name: David B. Swank.
Title: Chief Financial Officer